SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

                           Filed by the Registrant [X]

                 Filed by a Party other than the Registrant [ ]

                           Check the appropriate box:

                         [ ] Preliminary Proxy Statement

        [ ] Confidential, for Use of the Commission Only (as permitted by
                               Rule 14a-6(e)(2))

                         [X] Definitive Proxy Statement

                       [ ] Definitive Additional Materials

                    [ ] Soliciting Material under Rule 14a-12

                           GREG MANNING AUCTIONS, INC.
                           ---------------------------

                (Name of Registrant as Specified In Its Charter)

               Payment of Filing Fee (Check the appropriate box):

                              [X] No fee required.

  [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


      (1)   Title of each class of securities to which transaction applies:

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      (2)   Aggregate number of securities to which transaction applies:

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      (3)   Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)   Proposed maximum aggregate value of transaction:

      (5)   Total fee paid:

      [  ]  Fee paid previously with preliminary materials.

      [  ]  Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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      (1)   Amount Previously Paid:



      (2)   Form, Schedule or Registration Statement No:



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                          GREG MANNING AUCTIONS, INC.

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                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                        Phone 800-221-0243 - 973-882-0004
                                Fax 973-882-3499
                               www.gregmanning.com





October 25, 2004

To Our Stockholders:

      You are cordially invited to attend the annual meeting of stockholders of Greg Manning Auctions, Inc., which will be held at the Prime Hotel and Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on Wednesday, December 15, 2004, at 10:00 AM Eastern Standard Time.

      The notice of annual meeting and proxy statement covering the formal business to be conducted at the annual meeting follow this letter.

      We hope that you will attend the annual meeting in person. Whether or not you plan to attend, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope to assure that your shares are represented at the meeting.


                                    Sincerely,



                                    MARTHA HUSICK
                                    Secretary

                           GREG MANNING AUCTIONS, INC.
                               775 Passaic Avenue
                         West Caldwell, New Jersey 07006
                                  973-882-0004

                  NOTICE OF 2004 ANNUAL MEETING OF STOCKHOLDERS

--------------------------------------------------------------------------------

      The annual meeting of stockholders of Greg Manning Auctions, Inc. ("GMAI") will be held at the Prime Hotel and Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on Wednesday, December 15, 2004, at 10:00 AM Eastern Standard Time for the following purposes:

      o to elect three directors to serve for terms of three years and until their respective successors have been duly elected and qualified;

      o to ratify the appointment of Amper, Politziner & Mattia P.C. as GMAI's independent registered public accounting firm for the fiscal year ending June 30, 2005; and

      o to transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

      Stockholders of record at the close of business on October 22, 2004, are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement. Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the reply envelope provided, which requires no postage if mailed in the United States. Stockholders attending the annual meeting may vote in person even if they have returned a proxy card. By promptly returning your proxy card, you will greatly assist us in preparing for the annual meeting.

                                    By order of the board of directors



                                    MARTHA HUSICK
                                    Secretary

West Caldwell, New Jersey
October 25, 2004

                           GREG MANNING AUCTIONS, INC.


                               PROXY STATEMENT FOR
                       2004 ANNUAL MEETING OF STOCKHOLDERS
                         To be held on December 15, 2004

      Commencing on or about October 25, 2004, this proxy statement and the enclosed form of proxy card are being mailed to stockholders of Greg Manning Auctions, a Delaware corporation ("GMAI" or the "Company"), in connection with the GMAI board of directors' solicitation of proxies for use at the annual meeting of GMAI stockholders and at any adjournment or postponement. The annual meeting is being held at the Prime Hotel and Suites, 690 Route 46 East, Fairfield, New Jersey 07004, on Wednesday, December 15, 2004, at 10:00 AM Eastern Standard Time, for the purposes described in this proxy statement.

      GMAI's annual report is included with this proxy statement. It contains GMAI's financial statements for fiscal year 2004 and other information concerning GMAI.

      During the ten days prior to the annual meeting, a list of stockholders entitled to vote at the annual meeting will be available for examination by stockholders at GMAI's principal executive offices located at 775 Passaic Avenue, West Caldwell, New Jersey 07006, during ordinary business hours. A shareholder list will also be available for examination at the annual meeting.

      If you are unable to attend the annual meeting, you may vote by proxy on any matter to come before the meeting. The board of directors is in this proxy statement soliciting your proxy. Any proxy given pursuant to this solicitation and received in time for the annual meeting will be voted as specified on the proxy card. If no instructions are given, proxies will be voted (1) FOR election of the nominees named below under the caption "Election of Directors," (2) FOR ratification of the appointment of Amper, Politziner & Mattia P.C. as GMAI's independent registered public accountants for the fiscal year ending June 30, 2004, and (3) in the discretion of the proxies named on the proxy card, with respect to any other matters properly brought before the annual meeting.

      You may vote by telephone, over the Internet, by mail and in person, as described in the attached proxy materials. Attendance in person at the annual meeting will not of itself revoke a proxy, but any shareholder who does attend the annual meeting may revoke a proxy orally and vote in person. Proxies may be revoked at any time before they are voted by submitting a properly executed proxy with a later date or by sending a written notice of revocation to GMAI's corporate secretary at GMAI's principal executive offices.

      The holders of a majority of the outstanding shares of GMAI common stock entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business. Abstentions and shares held of record by a broker or its nominee ("Broker Shares") that are voted in any manner are included in determining the number of votes present. Abstentions and Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

      In order to be elected, a nominee for director must receive a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. The affirmative vote of the holders of a majority of the issued and outstanding shares of common stock present in person or by proxy and entitled to vote thereon is required to ratify the appointment of the independent public accountants. In all cases abstentions and Broker Shares that are not voted will not be included in determining the number of votes cast. GMAI has appointed an inspector who will determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and will receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots, or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting or any shareholder entitled to vote at the

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meeting, the inspectors will make a report in writing of any challenge, question or matter determined by them and execute a certificate of any fact found by them. Any report or certificate made by them will be prima facie evidence of the facts stated and of the vote as certified by them.

      Only stockholders of record at the close of business on October 22, 2004 are entitled to notice of, and to vote at, the annual meeting and any adjournment or postponement. As of the close of business on September 9, 2004, there were 27,360,645 shares of GMAI common stock outstanding. Each share of common stock entitles the record holder to one vote on all matters properly brought before the annual meeting and any adjournment or postponement, with no cumulative voting.

      As of October 22, 2004, executive officers and directors of GMAI owned, in the aggregate, approximately 78% of the outstanding common stock (including for this purpose approximately 69% owned by Afinsa Bienes Tangibles, S.A. ("Afinsa") and its wholly owned subsidiary, Auctentia, S.L. ("Auctentia".) They have indicated that they intend to vote in the manner recommended by the board of directors.


PROPOSAL 1 - ELECTION OF DIRECTORS

      The Company's directors are elected at the annual meeting of stockholders. GMAI's restated certificate of incorporation provides that the members of GMAI's board of directors must be divided into three classes, as nearly equal in size as possible, with the term of office of one class expiring each year. Accordingly, in any given year only those directors belonging to one class may be changed and it would take elections in three consecutive years to change the entire board of directors. At the upcoming annual meeting, three directors will be elected to serve three-year terms (until the third succeeding annual meeting, in 2007) and until their respective successors are duly elected and qualified. Unless authority to vote for the election of directors is withheld, the enclosed proxy will be voted FOR the election of the nominees named below.

      Greg Manning, James M. Davin and Carlos de Figueiredo have been nominated by the board of directors for election to the board, to serve until the third succeeding annual meeting, in 2007, and until their respective successors are duly elected and qualified. No other nominations were submitted.

      Gregory N. Roberts and Mark B. Segall have been elected, and Jose Miguel Herrero has been appointed, to serve until the 2005 annual meeting of stockholders.

      Esteban Perez, Scott S. Rosenblum and Anthony L. Bongiovanni have been elected, and Emilio Ballester has been appointed, to serve until the 2006 annual meeting of stockholders.

      On July 20, 2004, the Board of Directors increased the number of directors of the Corporation to 10, with three directors to serve in the classes of directors whose terms expire in 2004 and 2005 and four directors to serve in the class of directors whose term expires in 2006. Based on the recommendation of the Nominating Committee, the Board appointed Emilio Ballester to fill the vacancy resulting from such increase.

      GMAI's restated certificate of incorporation provides that directors may be removed only for cause and that any such removal must be approved by the affirmative vote of at least a majority of the outstanding shares of GMAI capital stock entitled to vote generally in the election of directors cast at a meeting of stockholders called for that purpose. While GMAI believes that provision of the restated certificate of incorporation is in the best interests of GMAI and its stockholders, this requirement may have the effect of protecting management against outside interests.


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Information Concerning Directors

      You will find below background information with respect to the nominees for election and the directors whose terms of office will continue after the upcoming annual meeting. See "Security Ownership of Certain Beneficial Owners and Management" for information regarding their holdings of GMAI common stock.

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2004

      Greg Manning, age 58, was Chairman of the Board of the Company since its inception in 1981 through December 2002, and has served as the Company's Chief Executive Officer since December 8, 1992. Mr. Manning was the Company's President from 1981 until August 12, 1993 and from March 8, 1995 to the present.

      James M. Davin, age 58, a director since February 2000, has since 1993 been President of Davin Capital Corporation, a private investment company and Davin Capital, L.P., a private investment partnership. Mr. Davin is also a former member of the Advisory Board of the Georgetown University School of Business, from which he graduated in 1967. Mr. Davin's investment career started in 1969 at Credit Suisse First Boston, from which he departed in 1988 as Managing Director to join Drexel Burnham Lambert Group, Inc. in 1990. Mr. Davin left Drexel as Executive Vice President, Senior Trading Official, a position mandated by the SEC under the company's agreement with the US District Attorney's office, after which he joined Lehman Brothers. Mr. Davin departed Lehman Brothers in 1993 as Managing Director to serve as Vice Chairman of Craig Drill Capital, a private investment fund in New York. Mr. Davin has been an active member of the National Association of Securities Dealers, for which he was Chairman and Vice Chairman of Governors in 1987 as well as a board member from 1985 until 1988. Mr.Davin received his B.S. in Business Administration from Georgetown University.

      Carlos de Figueiredo, age 38, was appointed a director and Second Vice Chairman of the Company on September 24, 2003. Mr.de Figueiredo has spent his entire career with Afinsa Bienes Tangibles, S.A. Until recently he was General Manager of Filafinsa, the philatelic division of Afinsa Bienes Tangibles, S.A, and since 2002 was Administrator of Auctentia. Mr. de Figueiredo has a B.S. in Theoretical Physics from Universidad Complutense, Madrid, and an MBA from Instituto de Empresa, also in Madrid.

      Albertino de Figueiredo, formerly a member of the Board in the class whose term expires in 2004, resigned from the Board in September 2003, citing health reasons.

      The Board of Directors recommends that stockholders vote FOR the election of the nominees named above.

DIRECTORS WHOSE TERMS EXPIRE IN 2005

      Greg Roberts, age 42, a director since February 2000, has been the President of Spectrum Numismatics since the early 1990s, following nine years with Hannes Tulving in Newport Beach, CA. He is also a lifetime member of the Professional Numismatics Guild.

      Mark B. Segall, age 42, a director since December 1999, is currently Chairman and CEO of Kidron Corporate Advisors, LLC, which provides corporate consulting services. Until July 2003, he was Chief Executive Officer of Investec Inc., the U.S. Investment Banking arm of The Investec Group. Mr. Segall was a partner at Kramer Levin Naftalis & Frankel LLP, a New York law firm, from 1995 through 1999. Mr. Segall serves on Board of Directors of Integrated Asset Management and Trident Rowan Group, Inc.

      Jose Miguel Herrero, age 49, was appointed as a director of the Company on September 24, 2003. In 2001 he founded and thereafter served as managing partner of High Ground S.L., a corporate finance firm focused on technology and innovation. In 1996 he founded and through 2000 served as CEO of LaNetro,


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S.A., an internet company based in Spain. Prior to that he served as managing partner of Berinor Associates. Mr. Herrero received his B.S. in Electrical Engineering and Computer Science and M.S. in Electrical Engineering from Santa Clara University, California, and obtained an M.B.A. in Finance and International Operations from U.C. Berkeley. Mr. Herrero holds board positions in several companies, and is a member of the "Circulo de Empresarios", a prominant think tank in Spain, and is a member of its committee on Corporate Governance.

DIRECTORS WHOSE TERM EXPIRES IN 2006

      Anthony L. Bongiovanni, Jr., age 45, is President of Micro Strategies, Incorporated, a leading developer and supplier of microcomputer based business applications throughout the New York, New Jersey and Pennsylvania areas, which he founded in 1983. Mr. Bongiovanni has a B.S. in mechanical engineering from Rensellaer Polytechnical Institute.

      Esteban Perez, age 62, has been a director of GMAI since January 2001 and Chairman of the Board of Directors since December 12, 2002. Mr. Perez currently acts as Chief Corporate Strategy Officer for the Company. Mr. Perez was Chairman of Tubacex S.A., a listed company in the Spanish Stock Exchange, from which he departed in 1993, and now is Chairman of Auctentia, S.A. Mr. Perez is also Director of the Board of Finarte Espana, an art auction house in Madrid. For the past five years, Mr. Perez has represented Afinsa Bienes Tangibles, S.A as member of the Board of Trustees and the Art Committee in the Guggenheim Museum of Bilbao. He is currently Vice-Chairman of International Auctioneers, a strategic alliance of leading art auction houses. Mr. Perez is graduated in Economics and Laws by the Deusto University.

      Scott S. Rosenblum, age 54, has been a director of the Company since December 1992. Mr. Rosenblum has been a partner since 1991 in the law firm of Kramer Levin Naftalis & Frankel LLP, currently serves on the firm's Executive Committee and as Chairman of the Corporate Department, and previously served (1993 through 2000) as the firm's Managing Partner. Mr. Rosenblum received his A.B. from Dartmouth College and his J.D. from the University of Pennsylvania.

      Emilio Ballester, age 58, was appointed director of the Company on July 20, 2004. From 1996 to the present he has served as Global Strategic Investment Officer for Afinsa Bienes Tangibles, S.A. Prior to that he practiced as an economist, financial consultant and tax advisor. Mr. Ballester is graduated from the Universidad Complutense de Madrid in Business Studies and Economics, and also has a degree in Management and Administration of Property Developers from the Instituto de Empresa, Madrid, and a degree in gemology from the Escuela Superior de Ingenieros de Minas, Oviedo. Mr. Ballester lectures on taxation, financial accounting and business management issues at colleges and organizations throughout Spain.


                     CORPORATE GOVERNANCE AND BOARD MATTERS


Controlled Corporation

      The Nasdaq Stock Market, Inc. has recently adopted Marketplace Rules with respect to certain corporate governance matters, including requirements for a board consisting of a majority of independent directors, executive sessions of independent directors and independent compensation and nominating committees, among others. Under such Marketplace Rules, a company of which more than 50% of the voting power is held by an individual, group or another company, referred to as a "controlled company," is exempt from these requirements (other than the requirement for executive sessions of independent directors). We are a controlled company under the Nasdaq Marketplace Rules, because, as of October 22, 2004, Afinsa and Auctentia collectively beneficially owned approximately 69% of the voting power of our stock. On this basis, we are relying on the exemption from these Nasdaq Marketplace Rules.


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Meetings

      The Board of Directors met four times in fiscal 2004. Each director attended at least 75% of the meetings of the Board of Directors and of the committees, if any, of which he was a member.

      Under the Company's policy, each director of the Company is expected to be present at annual meetings of shareholders, absent exigent circumstances that prevents their attendance. Where a director is unable to attend an annual meeting in person but is able to do so by electronic conferencing, the Company will arrange for the director's participation by means where the director can hear, and be heard, by those present at the meeting. All the directors of the Company attended the 2003 annual meeting of shareholders.

Board Committees

Audit Committee

      The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the integrity of the Company's financial statements; the independence, qualifications and performance of the Company's independent auditors; the Company's compliance with legal and regulatory requirements; the performance of the Company's internal audit function and internal audit firm and the oversight of the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established. The Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and any other accounting firm engaged for the purpose of preparing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

      During the fiscal year ended June 30, 2004, the Audit Committee was composed of James M. Davin, Jose Miguel Herrero (appointed September 24, 2003), Mark B. Segall and Scott S. Rosenblum. On September 22, 2004, the Board accepted Mr. Rosenblum's resignation from the Audit Committee, effective October 31, 2004. Mr. Rosenblum gave notice of his resignation because as a partner of a law firm which performs legal service for the Company, he does not qualify as "independent" for purposes of serving on an audit committee under applicable SEC regulations and the Nasdaq Marketplace Rules, which require that all such members qualify as such by October 31, 2004. The Board has determined that the other members do qualify as "independent" under the applicable standards.

      Although representatives of Nasdaq advised the Company that Mr. Rosenblum also did not qualify as "independent" for the year ended June 30, 2004, for that year the Board determined, consistent with then-applicable Nasdaq regulations, that his membership on the Audit Committee was in the best interests of the Company and its shareholders, given Mr. Rosenblum's long-standing relationship with the Company, his background and experience in financial and business matters, and the contributions he has made as a member of the committee to date.

      The Board believes that all the members of the Audit Committee have sufficient experience, knowledge and other personal qualities to be considered "financially literate" and be active, effective and contributing members of the Audit Committee. While the Board has not determined that any member of the Audit Committee qualifies as an "audit committee financial expert" under the SEC's technical definition, the Board believes that because the members have relevant qualities and experience which are not captured in the defnition, and because of their past effectiveness as members of the Board and the Audit Committee, it is appropriate that the Audit Commitee not have such an "audit committee financial expert" under the Company's current conditions and circumstances.

      The roles and responsibilities of the Audit Committee are set forth in a written Audit Committee Charter. In July 2003, the Board and the Audit Committee adopted a new Audit Committee Charter, a copy of which is attached to this Proxy Statement as Exhibit A.


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      The Audit Committee met 11 times during fiscal 2004, including four times in executive sessions.

Compensation Committee

      During the year ended June 30, 2004, the Compensation Committee consisted of Esteban Perez (Chairman), James M. Davin, Greg Manning and Scott S. Rosenblum. On September 24, 2003, Carlos de Figueiredo was also appointed to the Compensation Committee. The Compensation Committee makes recommendations to the Board regarding compensation to executive officers. The Compensation Committee met two times during fiscal 2004.

Nominating and Corporate Governance Committee

      The principal responsibilities of the Nominating and Corporate Governance Committee are to determine the slate of director nominees for election to the Company's Board of Directors and identify and recommend candidates to fill vacancies occurring between annual shareholder meetings. The roles and responsibilities of the Nominating and Corporate Governance Committee are set forth in a written Charter, a copy of which is attached to this Proxy Statement as Exhibit B. During the year ended June 30, 2004, the members of the Nominating and Corporate Governance Committee were Esteban Perez (Chairman), James M. Davin, Jose Miguel Herrero and Greg Manning.

      The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills, and experiences for the Board as a whole and its individual members. The Committee believes that members of the Company's Board of Directors must posses certain basic personal and professional qualities in order to properly discharge their fiduciary duties to shareholders, provide effective oversight of the management of the Company and monitor the Company's adherence to principles of sound corporate governance. These qualities, which are only threshold criteria and are subject to limited exceptions, include integrity, absence of conflict of interest which would impair the ability to serve, fair and equal representation, achievement, oversight, business understanding and available time.

      The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, contributing to the Board's ability to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure. Accordingly, the process of the Committee for identifying nominees reflects the Company's practice of re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, whom the Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board.

      The Committee will identify and evaluate new candidates for election to the Board where there is no qualified and available incumbent, including for the purpose of filling vacancies arising by reason of the resignation, retirement, removal, death or disability of an incumbent director or a decision of the directors to expand the size of the Board. The Committee will solicit recommendations for nominees from persons that the Committee believes are likely to be familiar with qualified candidates. These persons may include members of the Board, including members of the Committee, and management of the Company. The Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. As to each recommended candidate that the Committee believes merits consideration, the Committee will cause to be assembled information concerning the background and qualifications of the candidate, including information concerning the candidate required to be disclosed in the Company's proxy statement under the rules of the SEC and any relationship between the candidate and the person or persons recommending the candidate; determine if the candidate satisfies the minimum qualifications required by the Committee of candidates for election as director; determine if the candidate possesses any of the specific qualities or skills that under the Committee's policies must be possessed by one or more members of the Board; consider the contribution that the candidate can be expected to make to the overall functioning of the Board; and consider the extent to which the membership of the candidate on the Board will promote diversity among the directors. In its discretion, the Committee may solicit the views of the Chief Executive Officer, other members of the Company's senior management and other members of the


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Board regarding the qualifications and suitability of candidates to be nominated as directors. In its discretion, the Committee may designate one or more of its members (or the entire Committee) to interview any proposed candidate. Based on all available information and relevant considerations, the Committee will select a candidate who, in the view of the Committee, is most suited for membership on the Board. In making its selection, the Committee will evaluate candidates proposed by shareholders under criteria similar to the evaluation of other candidates, except that the Committee may consider, as one of the factors in its evaluation of shareholder recommended nominees, the size and duration of the interest of the recommending shareholder or shareholder group in the equity of the Company. The Committee maintains appropriate records regarding its process of identifying and evaluating candidates for election to the Board.

      It is the policy of the Company that the Nominating and Corporate Governance Committee of the Board consider recommendations for the nomination of directors submitted by holders of the Company's shares entitled to vote generally in the election of directors. The Nominating and Corporate Governance Committee will give consideration to these recommendations for positions on the Board where the Committee has not determined to re-nominate a qualified incumbent director. The Nominating and Corporate Governance Committee will only consider recommendations of nominees who satisfy the minimum qualifications prescribed by the Committee for board candidates. In considering any recommendation for the nomination of directors, the Nominating and Corporate Governance Committee will take into account the size and duration of a recommending shareholder's ownership interest in the Company. Only those recommendations whose submission complies with the procedural requirements adopted by the Nominating and Corporate Governance Committee, as set forth in the Charter attached as Exhibit B, will be considered by the Committee.

      The Nominating and Corporate Governance Committee met two times in fiscal 2004.


Stock Option Committee

      During the year ended June 30, 2004, the Stock Option Committee consisted of Greg Manning (Chairman), Esteban Perez and Greg Roberts. The Stock Option Committee acted by unanimous written consent four times during fiscal 2004. The Stock Option Committee administers the Company's 1997 Stock Incentive Plan, as amended, including determining the employees to whom stock options, awards or cash bonuses are granted, the number of shares subject to each option or award, and the date or dates upon which each option or award may be exercised.

Code of Business Conduct and Ethics

      The Company's Code of Busines Conduct and Ethics ("Code") is available at the Company's internet website (www.gregmanning.com) and will be provided in print without charge to any shareholder who submits a request in writing to GMAI Investor Relations, 775 Passaic Avenue, West Caldwell, New Jersey 07006. The Code applies to the Company's every director and officer of the Company, including the CEO and the CFO, and all employees of the Company and any of its subsidiaries. The Code provides that any waiver of the Code may be made only by the Board.

Shareholder Communications to the Board

      The Company's security holders may send communications to the Board of Directors. All communications should be delivered either in writing addressed c/o Legal Department at 775 Passaic Avenue, West Caldwell, New Jersey 07006; or by e-mail to directors@gregmanning.com. All communications must be accompanied by the following information: a statement of the type and amount of the securities of the Company that the person holds; and any special interest, meaning an interest not in the capacity as a shareholder of the company, of the person in the subject matter of the communication; and the address, telephone number and e-mail address, if any, of the person submitting the communication.


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      Concerns about accounting, internal accounting controls or auditing matters should be reported pursuant to the procedures outlined on our website at http://www.gregmanning.com/investors.html, under "Complaint Hotline".

Compensation of Directors

      GMAI currently reimburses each director for expenses incurred in connection with his attendance at each meeting of the board of directors or a committee on which he serves. In addition, each outside director receives annually options to purchase 22,500 shares of GMAI common stock for serving as such, and each member of the audit committee receives annually options to purchase an additional 10,000 shares. In addition, outside directors receive an annual cash payment of $10,000, plus an additional $1,000 for each Board or committee meeting attended. Outside committee chairs also receive $1,000 annually.

Compensation Committee Interlocks and Insider Participation

      During the year ended June 30, 2004, the Compensation Committee consisted of Esteban Perez (Chairman), James M. Davin, Greg Manning, Scott S. Rosenblum and Carlos de Figueiredo (appointed September 24, 2003). Greg Manning is President and Chief Executive Officer of GMAI, and Esteban Perez is compensated by GMAI for his services as an executive officer of the Company. See "Employment Arrangements", below. Mr. Perez is Chairman of the Board of Directors and Chief Executive Officer of Auctentia, which, together with Afinsa, owns approximately 69% of the Company's common stock. Scott S. Rosenblum is a partner of the law firm Kramer Levin Naftalis & Frankel LLP, which provided legal services to GMAI during the year ended June 30, 2004 and continues to do so.

                               EXECUTIVE OFFICERS

GMAI's executive officers are as follows:

    Name                   Age            Position
    ----                   ---            --------

    Greg Manning           58             Chief Executive Officer and
                                          President

    Esteban Perez          62             Chief Corporate Strategist

    Ramon Egurbide         62             Chief Executive Officer, European
                                          Operations

    Gregory N. Roberts     42             President, Spectrum Numismatics
                                          International, Inc.

    Larry Crawford         56             Executive Vice President and Chief
                                          Financial Officer

    Anthony Bongiovanni    45             Chief Technology Officer

See "Election of Directors" for information relating to Messrs. Manning, Perez, Roberts and Bongiovanni.

Ramon Egurbide, age 62, is CEO of GMAI, European Operations, which includes all the Company's European subsidiaries (Corinphila in Switzerland, The Kohler Companies in Germany and Central de Compras and Auctentia Subastas/Afinsa Auctions in Spain). Mr. Egurbide is graduated in Engineering by Bilbao University, and served as CFO of Tubacex, S.A., a listed company in the Spanish Stock Exchange, from which he departed in 1993. Since that time, he has been CFO in Afinsa Bienes Tangibles, S.A., and CEO of Auctentia, S.L., as well as Sole Administrator of several companies within The Afinsa Group.

Larry Crawford, age 56, has been Chief Financial Officer and Executive Vice President since April 23, 2001. Mr. Crawford served as Chief Financial Officer of Arzee Holdings, Inc. from 1996 to 2001 and as Vice President of Finance and Chief Financial Officer of Talon, Inc., a subsidiary of Coats Viyella plc from 1987 to 1996. Mr. Crawford is a certified public accountant and received his B.A. from Pennsylvania State University and his M.B.A. from the Lubin School of Business of Pace University.

Compliance with Section 16(a) of the Exchange Act

      Section 16(a) of the Securities Exchange Act of 1934, as amended, requires GMAI's directors and executive officers and persons who beneficially own more than ten percent of GMAI's common stock to report their ownership of and transactions in GMAI's common stock to the Securities and Exchange Commission. Copies of these reports are also required to be supplied to GMAI. GMAI believes, based solely on a review of the copies of such reports, that during the year ended June 30, 2004, all of such persons were in compliance with all applicable
Section 16(a) reporting requirements other than Emilio Ballester with respect to the inadvertent late filing of an initial Form 3.

There are no family relationships among any of GMAI's directors or executive officers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Afinsa and Auctentia

      At October 24, 2004, Afinsa and its wholly owned subsidiary, Auctentia, collectively beneficially owned approximately 69% of the Company's outstanding common stock. Esteban Perez, Chairman of the Board of Directors and an executive officer of the Company, is Chairman of the Board of Directors and Chief Executive Officer of Auctentia. Carlos de Figueiredo, the First Vice Chairman of the Board of the Company, is a director of Afinsa and an immediate family member of a 50% stockholder of common stock of Afinsa. Emilio Ballester, a director of the Company, is Global Strategic Investment Officer of Afinsa. Ramon Egurbide, CEO of European Operations for the Company, is Managing Director of Auctentia.

      GMAI and its wholly owned subsidiary, GMAI Auctentia Central de Compras, S.L. ("CdC"), are parties to separate agreements with Afinsa, each dated August 1, 2003, pursuant to which GMAI and CdC have agreed to act as exclusive suppliers of collectibles for Afinsa, on a worldwide basis, with GMAI acting in the United States and Hong Kong and CdC acting in all other geographic locations. As amended, the purchasing agreements have a ten-year term, terminable by either party upon six months' notice. In addition to paying the purchase price for the goods sold to Afinsa under the contracts, Afinsa pays the Company an amount equal to 10% of the aggregate purchase price of all such goods sold.

      On September 8, 2003, the Company consummated three separate transactions with Auctentia. In the first transaction, the Company acquired all of Auctentia's equity interests in the following operating subsidiaries of Auctentia in exchange for the issuance of 3,729,226 shares of the Company's common stock: Corinphila Auktionen; Heinrich Kohler Berliner Briefmarken-Auktionen; Heinrich Kohler Auktionshaus; Heinrich Kohler Briefmarkenhandel; Heinrich Kohler Verwaltungs; Auctentia Deutschland; and Auctentia Subastas. In the second transaction, under an inventory purchase agreement and in exchange for the issuance to Auctentia of 6,444,318 shares of stock, the Company acquired from Auctentia all of its right, title and interest to all of the outstanding membership interests of CdC, whose sole assets consisted of an inventory of certain philatelic and art assets. In the last transaction, the Company issued to Auctentia 2,826,456 shares of its common stock, for a purchase price of the Euro equivalent of US $5.0 million.

      The Company is a party to a revolving credit agreement with Banco Santander Central Hispano, S.A., dated April 17, 2003. The agreement has been guaranteed by Afinsa and requires that Auctentia maintain ownership of at least 43% of all of authorized, issued and outstanding shares of voting stock of the Company.

      At June 30, 2004, Afinsa had outstanding accounts receivable balances of approximately $27,674,000. During the years ended June 30, 2004, sales to Afinsa were approximately $102,215,000.

      At June 30, 2004, Afinsa had advanced $3,467,000 to the Company for the purchase of material under the above-referenced supply contracts.

      During the year ended June 30, 2004, the Company granted options to acquire common stock of the Company to certain employees of Afinsa. Such amounts were recorded at fair value, which amounted to $130,000. Also during the year ended June 30, 2004, Afinsa transferred GMAI stock it owned to certain employees of the Company. The Company recorded the stock granted to these employees at fair value, which amounted to $100,000.

      The Company leases office space from Afinsa in Madrid, Spain, of approximately 2,700 square feet at an annual rental of approximately $139,000. The lease is for a five-year term commencing September 8, 2003.

Other
-----

      On June 17, 2002, GMAI entered into an amendment to the employment agreement with Mr. Roberts, a director of GMAI. In connection with the amendment, GMAI made available to Mr. Roberts a non-interest bearing loan in the amount of $600,000. The loan is required to be repaid on an actual basis in three equal installments commencing February 18, 2006; provided that if Mr. Roberts is employed by GMAI on the date that an installment is due, that installment payment will be forgiven, and that if his employment is terminated for death, disability, without cause or by Mr. Roberts with good reason (as defined), then the entire loan will be forgiven at the date of termination. If Mr. Robert's employment terminates for cause or by Mr. Roberts without good reason, then the outstanding amount of the loan will accelerate and be due and payable within 30 days of termination. An aggregate of $600,000 has been disbursed under the loan agreement to date.

      Scott S. Rosenblum, a director of GMAI, is a partner of the law firm Kramer Levin Naftalis & Frankel LLP, which provides legal services to GMAI. Anthony L. Bongiovanni, Jr., also a director of GMAI, is president of Micro Strategies, Incorporated, which provides technology services to GMAI. For the year ended June 30, 2004, the Company paid Micro Strategies an aggregate of $271,000.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

      The following table sets forth, for the last three fiscal years, the compensation earned for services rendered in all capacities by GMAI's chief executive officer and the other three highest-paid executive officers serving as such at the end of whose compensation for that fiscal year was in excess of $100,000, as well as the compensation earned by any executive officer who would otherwise have been included in this table on the basis of salary and bonus in fiscal year 2004 but who resigned or terminated employment during that year. The individuals named in the table will be hereinafter referred to as the "Named Officers." No other executive officer of GMAI received compensation in excess of $100,000 during fiscal year 2004.


---------------------------------------------------------------------------------------------------------------------------
                                                                                      Long Term Awards:
                                               Annual Compensation                       Compensation
                                                                                    Securities Underlying    All Other
                                                                     Other Annual       Options (#)        Compensation
 Name and Principal Position    Year     Salary ($)    Bonus ($)     Compensation
---------------------------------------------------------------------------------------------------------------------------
  Greg Manning (1)              2004      450,000       800,000           (3)               45,000              None
  Chief Executive Officer       2003      400,000       355,000           (3)             410,000 (5)           None
  And President                 2002      332,500        50,000       58,719 (2)             None               None
---------------------------------------------------------------------------------------------------------------------------
  Ramon Egurbide (6)            2004      144,712         None            (3)               95,000              None
  Chief Executive Officer,      2003        None          None             -                 None               None
  European Operations           2002        None          None             -                 None               None
---------------------------------------------------------------------------------------------------------------------------
  Gregory N. Roberts (1)        2004      341,669       125,000           (3)               45,000              None
  President, Spectrum           2003      300,000       100,000           (3)                None               None
  Numismatics, Inc.             2002      300,000        50,000           (3)            510,000 (4)            None
---------------------------------------------------------------------------------------------------------------------------
  Larry Crawford (1)            2004      162,500        50,000           (3)               45,000              None
  Executive Vice President      2003      150,000        50,000           (3)               75,000              None
  and Chief Financial Officer   2002      150,000         None            (3)               10,000              None
---------------------------------------------------------------------------------------------------------------------------

      (1)   See "Employment Arrangements", below.

      (2)   Represents (1) a non-accountable expense allowance equal to $25,000,
            (2) the value of the use of certain automobiles, and (3) amounts earned as guarantee fees (see "Certain Relationships and Related Transactions"); such amount aggregated $32,219 in fiscal 2002.

      (3) GMAI has concluded that the aggregate amount of perquisites and other personal benefits, if any, paid did not exceed the lesser of 10% of the Named Officer's total annual salary and bonus for this fiscal year or $50,000; so that amount is not included in the table.

      (4) These options were cancelled effective July 31, 2002 pursuant to the Company's exchange offer. On February 4, 2003, the Company issued the same number of new options pursuant to its 1997 Stock Incentive Plan, as amended (the "1997 Plan"), which are exercisable at the then-current market price and vest 50% immediately and 25% on each of the first and second anniversaries of the date of grant. See SC TO-I/A, filed on August 5, 2002 with the Securities and Exchange Commission.

      (5) 185,000 of these options were cancelled effective July 31, 2002, and new options were granted on February 4, 2003. See footnote 4, above.

      (6) Mr. Egurbide became Chief Executive Officer, European Operations effective September 8, 2003.

   GMAI has no long-term incentive plan.

Option Grants Table for Fiscal 2004

      The following table contains information concerning the grant of stock options under the 1997 Plan to the Named Officers during the fiscal year. No stock appreciation rights were granted during the year.

-------------------------------------------------------------------------------------------------- -----------------------------
                                                                                                    Potential Realizable Value
                                                                                                    at Assumed Annual Rates of
                                                                                                   Stock Price Appreciation for
                                      Individual Grants                                                     Option Term
------------------------- ------------------- ------------------------- ----------- -------------- --------------- -------------
Name                          Number of
                              Securities         % of Underlying
                              Underlying        Options/SARs Granted     Exercise
                             Options/SARs         to Employees in         Price      Expiration
                             Granted (#)            Fiscal Year         ($/Share)       Date          5% ($)          10% ($)
------------------------- ------------------- ------------------------- ----------- -------------- --------------- -------------
Greg Manning (1)                45,000                   5%                (1)           (1)          241,684         612,475
------------------------- ------------------- ------------------------- ----------- -------------- --------------- -------------
Ramon Egurbide (1)(2)           95,000                  10%              (1) (2)       (1) (2)        393,562         997,364
------------------------- ------------------- ------------------------- ----------- -------------- --------------- -------------
Larry Crawford (1)              45,000                   5%                (1)           (1)          241,684         612,475
------------------------- ------------------- ------------------------- ----------- -------------- --------------- -------------
Greg Roberts (1)                45,000                   5%                (1)           (1)          241,684         612,475
------------------------- ------------------- ------------------------- ----------- -------------- --------------- -------------

      (1) 22,500 stock options with an exercise price of $2.80 were granted on July 24, 2003 and 22,500 stock options with an exercise price of $14.22 were granted on March 31, 2004. Options vest 50% on the date of grant and 25% on each of the first and second anniversaries of the date of grant. All options expire 10 years after the grant date.

      (2) Mr. Egurbide was granted 50,000 stock options with an exercise price of $4.66 on September 8, 2003. Options vest 50% on the date of grant and 25% on each of the first and second anniversaries of the date of grant, and expire 10 years after the grant date.

      Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

      The following table sets forth information regarding the exercise of stock options during the last fiscal year by the Named Officers in the Summary Compensation Table above and the fiscal year-end value of unexercised options.


----------------------------------------------------------------------------------------------------------------------------
                                                              Number of Securities             Value of Unexercised
                            Shares                           Underlying Unexercised                In-The-Money
                          Acquired on       Value            Options at June 30, 2004         Options at June 30, 2004
        Name               Exercise     Realized ($) (1)   Exercisable/ Unexercisable (#)  Exercisable/ Unexercisable ($)(2)
----------------------------------------------------------------------------------------------------------------------------
   Greg Manning             318,750       4,737,188             11,250/125,000                  12,150/1,516,025
----------------------------------------------------------------------------------------------------------------------------
   Gregory N. Roberts       200,000       2,104,000             328,750/194,250                4,225,900/2,397,150
----------------------------------------------------------------------------------------------------------------------------
   Ramon Egurbide            None             -                  52,500/52,500                   482,275/482,275
----------------------------------------------------------------------------------------------------------------------------
   Larry Crawford           60,000         836,000               47,500/62,500                   480,525/699,275
----------------------------------------------------------------------------------------------------------------------------

      (1) Represents the aggregate market value of the shares converted by the options on the date of exercise less the aggregate exercise price paid by the executive.

      (2) Assumes a fair market value for GMAI's common stock of $15.30, the closing market price per share of GMAI's common stock as reported by NASDAQ on June 30, 2004.

Employment Arrangements

      GMAI is a party to an employment agreement with Mr. Manning, as amended, which provides for his services as President and Chief Executive Officer. Under the most recent amendment, which is effective July 1, 2002 and terminates on June 30, 2005, Mr. Manning is entitled to receive an annual salary of $400,000 beginning July 1, 2002, $450,000 beginning July 1, 2003 and $500,000 beginning July 1, 2004, plus an annual cash bonus equal to 10% of the company's pre-tax income (as defined) between $500,000 and $7,500,000. Pre-tax income means the net income of GMAI for the fiscal year before federal income taxes and bonuses paid to Mr. Manning under his agreement or under any other executive employment agreement entered into by GMAI, determined in accordance with generally accepted accounting principles consistently applied as determined by GMAI's independent auditors.

      On July 24, 2003 Mr. Manning was granted 22,500 stock options, exercisable at $2.80 per share. On March 31, 2004, Mr. Manning was granted an additional 22,500 stock options, exercisable at $14.22 per share. All such options vested 50% on the date of grant and 25% on each of the first and second anniversaries of the date of grant.

      GMAI has entered into an employment agreement with Mr. Crawford to serve as Chief Financial Officer, effective April 23, 2001. The agreement provides for a salary of $150,000 per annum, plus a quarterly bonus of $12,500 in the event GMAI's pre-tax income (as defined) equals or exceeds $50,000. In October 2002, the company entered into an amendment to the employment agreement with Mr. Crawford, which extended the term through June 30, 2006. Mr. Crawford's base salary will increase to $160,000 on May 1, 2003; to $175,000 on May 1, 2004; and to $190,000 on May 1, 2005. On July 24, 2003 Mr. Crawford was granted 22,500 stock options, exercisable at $2.80 per share. On March 31, 2004, Mr. Crawford was granted an additional 22,500 stock options, exercisable at $14.22 per share. All such options vested 50% on the date of grant and 25% on each of the first and second anniversaries of the date of grant.

      Mr. Roberts has entered into an employment agreement providing for his services as President of Spectrum, which originally terminated on February 18, 2005. The agreement provides for a salary of $300,000 per annum, increasing to $400,000 per annum effective February 18, 2004. In June 2002, the Company entered into an amendment to the employment agreement with Mr. Roberts. Under the terms of the amendment, the employment term has been extended for an additional three years, to February 18, 2008; Mr. Roberts is entitled to receive a salary of $500,000 for the sixth year, $550,000 for the seventh year, and $600,000 for the eighth year; and Mr. Roberts was granted an additional 500,000 stock options, which were exercisable at $2.00 per share and vested over four years. (These options were cancelled pursuant to the Company's exchange offer. See footnote 4 to the "Summary Compensation Table", above.) Mr. Roberts also received a loan in the amount of $600,000 the repayment of which can be forgiven under certain circumstances. In the event of the termination by Spectrum of Mr. Roberts' employment without "cause" or by Mr. Roberts with "good reason" (each as defined), Mr. Roberts is entitled to receive the balance of his base salary throughout the term of the amended contract, among other things. In the event that pursuant to Section 5.1 of the Merger Agreement, dated December 8, 1999, among Spectrum, GMAI and Mr. Roberts, among others, the original sellers of the stock of Spectrum to GMAI no longer have the right to nominate two members of the board of directors of GMAI, then, so long as Mr. Roberts is employed by Spectrum, Mr. Roberts will be entitled to nominate two members of the board of directors of GMAI, provided that such persons are reasonably acceptable to GMAI. On July 24, 2003 Mr. Roberts was granted 22,500 stock options, exercisable at $2.80 per share. On March 31, 2004, Mr. Roberts was granted an additional 22,500 stock options, exercisable at $14.22 per share. All such options vested 50% on the date of grant and 25% on each of the first and second anniversaries of the date of grant.

      The Company is currently compensating Esteban Perez at the rate of $200,000 per annum for his services as Chief Corporate Strategy Officer for the Company, and is compensating Ramon Egurbide for his services as Chief Executive Officer, European Operations, at the rate of $182,500. The Compensation Committee is negotiating employment contracts with each of Mr. Perez and Mr. Egurbide, which are anticipated to be effective as of October 1, 2004. Mr. Perez received an aggregate of 45,000 options to acquire common stock of GMAI during fiscal 2004 exercisable at the fair market value of GMAI's stock on the date granted. All of such options vest 50% immediately and 25% on each of the first and second anniversaries of the date of grant and expire ten years from the date of grant.

      Each of Messrs. Manning, Perez, Egurbide, Crawford and Roberts is eligible to participate in any employee benefit plan and fringe benefit programs, if any, as GMAI may from time to time provide to its senior employees generally. Each of such individuals is also entitled to certain other benefits, including those payable in the event of termination of employment under certain circumstances.

      GMAI currently maintains term life insurance policies on the lives of certain key employees, including Mr. Manning and Mr. Roberts. These policies allow for coverage of up to $7,000,000, with the benefits payable to GMAI.

      GMAI offers basic health, major medical and life insurance to its employees. GMAI maintains an employee savings plan under Section 401(k) of the Internal Revenue Code. Employees are eligible to participate in the plan after six months of service and become fully vested after five years of service. Employee contributions are discretionary to a maximum of 15% of compensation. For the fiscal year ended June 30, 2004, GMAI contributed an amount equal to 10% of all eligible contributions by employees, up to a maximum annual contribution of $500 per participating employee.

      GMAI has adopted no other retirement, pension or similar program.

                REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD
                     OF DIRECTORS ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors (the "Committee"), subject to the approval of the Board of Directors, determines the compensation of the Company's three most highly compensated executive officers, including the Chief Executive Officer, and oversees the administration of executive compensation programs, except that stock option grants are made by the Stock Option Committee of the Board of Directors. During fiscal 2003, the Compensation Committee recommended to the Board amendments to the employment contracts of each of Mr. Manning, the Chief Executive Officer, and Mr. Crawford, the Chief Financial Officer, which amendments were approved by the Board. The terms of these new contracts are described above, under "Employment Arrangements".

      The Compensation Committee is currently negotiating employment contracts with Esteban Perez, Chief Corporate Strategy Officer, and Ramon Egurbide, Chief Executive Officers, European Operations. It is anticipated that these contracts will be effective as of October 1, 2004. Mr. Perez and Mr. Egurbide are currently being compensated by the Company at the rate of $200,000 and $182,500. During fiscal 2004, Mr. Egurbide was paid by the Company at the rate of $175,000 per annum. Mr. Perez has recused himself from all discussions and votes regarding his compensation and proposed contract.

      Executive Compensation Policies and Programs. The Company's executive compensation programs are designed to attract and retain highly qualified executives with outstanding leadership ability and experience. A significant portion of each executive's total compensation is variable and dependent upon the attainment of strategic and financial goals and individual performance.

      There are three basic components to the Company's compensation program: base pay; annual bonus; and equity compensation. Each component is addressed in the context of individual and Company performance, competitive conditions and equity among employees.

      Base Pay. Base pay is designed to be competitive, although conservative, as compared to salary levels for equivalent executive positions at similarly sized companies. An executive's actual salary within this competitive framework will vary based on responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance (measured against strategic management objectives such as strengthening market share and profitability, and expanding the markets for the Company's products). The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations or functions for which they are responsible.

      Annual Bonus. Messrs. Manning and Crawford are entitled to receive non-discretionary bonuses pursuant to their respective contracts (see "Employment Contracts, Termination of Employment and Change-in-Control Arrangements", below"). Messrs. Manning and Crawford may receive additional discretionary bonuses, and Mr. Roberts may also receive a discretionary bonus, at the election of the Compensation Committee. In awarding discretionary bonuses, the Committee takes into account individual performance, Company performance, job responsibilities and market and other competitive factors.

      Equity Compensation. From time to time, the Stock Option Committee will determine to grant stock options to the Company's executives, based on past performance, the determination to provide additional incentive to the executive for future performance, and other factors. Such options are awarded at an exercise price equal to the fair market value of the Common Stock at the date of grant. Accordingly, the executive is only rewarded if the market price of the Common Stock appreciates. Options generally vest 50% immediately and 25% over each of the following two years. The size of previous grants and the number of options held are considered by the Stock Option Committee, but are not entirely determinative of future grants. Like base pay, the grant is set with regard to competitive considerations, and each executive's actual grant is based upon individual performance measured against the criteria described in the preceding paragraphs and the executive's potential for future contributions.

      Stock options are designed to align the interests of the Company's executives with those of shareholders by encouraging executives to enhance the value of the Company. In addition, through deferred vesting this component of the compensation system is designed to create an incentive for the individual executive to remain with the Company.

      Other Plans. Each of the executive officers is eligible to participate in any employee benefit plan and fringe benefit programs as GMAI may from time to time provide to its senior employees generally. Each of such individuals is also entitled to certain other benefits.

      GMAI currently maintains term life insurance policies on the lives of certain key employees, including Mr. Manning and Mr. Roberts. These policies allow for coverage of up to $7,000,000, with the benefits payable to GMAI.

      GMAI offers basic health, major medical and life insurance to its employees, including its executive officers. GMAI maintains an employee savings plan under Section 401(k) of the Internal Revenue Code. Employees, including executive officers, are eligible to participate in the plan after six months of service and become fully vested after five years of service. Employee contributions are discretionary to a maximum of 15% of compensation. For the fiscal year ended June 30, 2004, GMAI contributed an amount equal to 10% of all eligible contributions by employees, up to a maximum annual contribution of $500 per participating employee.

      Chief Executive Officer. In reviewing Mr. Manning's performance and negotiating a new contract with him during fiscal 2003, the Committee focused primarily on Mr. Manning's significant efforts towards increasing the profitability of the Company through its expansion and growth. The Committee noted continued progress toward the achievement of various objectives such as earnings growth, operational efficiencies, and growth in product offerings. Mr. Manning recused himself from all discussions and votes regarding his amended contract and the compensation set forth therein.

      Qualifying Compensation. The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code ("Section 162(m)") adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly held corporation for certain executive officers' compensation exceeding $1 million per person in any taxable year unless it is "performance based" within the meaning of Section 162(m). During the year ended June 30, 2004, the compensation of Mr. Manning exceeded $1 million and such compensation may exceed $1 million for the fiscal year ended June 30, 2005. The Company is required to make these payments to Mr. Manning under the terms of its employment contract with him. The Committee believes that it is generally in the Company's best interests to comply with Section 162(m). The Committee also believes, however, that there may be circumstances in which the Company's interests are best served by maintaining flexibility, whether or not compensation is fully deductible under Section 162(m).


Members of the Compensation Committee during fiscal 2003:

Esteban Perez, Chairman
James M. Davin
Greg Manning
Scott S. Rosenblum


                                PERFORMANCE GRAPH

      The following graph demonstrates a six-year comparison of cumulative total returns for the Company's Common Stock, the Standard and Poor's 500 Stock Index and the Russell 2000 Index. GMAI operates in a specialty market niche. Based on our review, there are no reasonably identifiable public competitors that have traded for a period of five years that directly operate in all the same markets as GMAI and are traded on the same exchange. Therefore, our comparison is limited to public issuers with similar market capitalization in the Russell 2000 Index.

      The graph assumes an investment of $100 on June 30, 1999 in GMAI, the stocks comprising the Standard & Poor's 500 Stock Index and the stocks comprising the Russell 2000 Index.

             COMPARISON OF SIX-YEAR CUMULATIVE TOTAL RETURN BETWEEN
    GREG MANNING AUCTIONS, INC., THE S&P 500 INDEX AND THE RUSSELL 2000 INDEX



                                 CHART MISSING

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information known to GMAI with respect to the beneficial ownership of GMAI common stock as of October 24, 2004, by (1) all persons who are beneficial owners of 5% or more of GMAI common stock,
(2) each director and nominee, (3) the Named Officers in the Summary Compensation Table above, and (4) all directors and executive officers as a group.

      The information regarding beneficial ownership of our common stock has been presented in accordance with the rules of the Securities and Exchange Commission. Under these rules, a person may be deemed to beneficially own any shares of common stock as to which such person, directly or indirectly, has or shares voting power or investment power, and to beneficially own any shares of our common stock as to which such person has the right to acquire voting or investment power within 60 days through the exercise of any stock option or other right. The percentage of beneficial ownership as to any person as of a particular date is calculated by dividing (a) (i) the number of shares beneficially owned by such person plus (ii) the number of shares as to which such person has the right to acquire voting or investment power within 60 days by (b) the total number of shares outstanding as of such date, plus any shares that such person has the right to acquire from the Company within 60 days. Including those shares in the tables does not, however, constitute an admission that the named shareholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person's spouse) with respect to all shares of capital stock listed as owned by that person or entity.

Security Ownership of Certain Beneficial Owners

     -------------------------------------------------------------------------
      Name and Address of               Amount and Nature          Percent of
       Beneficial Owner              Of Beneficial Ownership      Common Stock
     -------------------------------------------------------------------------
     Greg Manning (1)
     775 Passaic Avenue                     2,035,625                 7.4%
     West Caldwell, New Jersey 07006
     -------------------------------------------------------------------------
     Afinsa Bienes Tangibles, S.A.(2)
     Lagasca 88                            18,908,010                68.8%
     Madrid, Spain 28001
     -------------------------------------------------------------------------

      (1) Includes 2,018,750 shares of common stock and options to purchase 16,875 shares of common stock granted pursuant to the Plans, which are exercisable within 60 days of October 24, 2004. Does not include options to purchase 119,375 shares of common stock granted pursuant to the Plans, which are not exercisable within 60 days of October 24, 2004.

      (2) Afinsa Bienes Tangibles, S.A. ("Afinsa") beneficially owns 18,908,010 shares of GMAI's common stock, including 410,624 shares held directly and 18,497,386 shares held through its wholly-owned subsidiary, Auctentia, S.L. ("Auctentia"). Auctentia beneficially owns 18,497,386 shares of GMAI's common stock, including 126,833 shares purchasable upon the exercise of warrants held by Auctentia. Based on publicly filed information.

Security Ownership of Certain Beneficial Owners and Management


--------------------------------------------------------------------------------------------------------------
           Name and Address of                          Amount and Nature of              Percent of
            Beneficial Owner                           Beneficial Ownership (1)         Common Stock (2)
--------------------------------------------------------------------------------------------------------------
   Greg Manning (3)                                            2,035,625                      7.4%
   775 Passaic Avenue
   West Caldwell, New Jersey 07006
--------------------------------------------------------------------------------------------------------------
   Carlos de Figueiredo (4)                                   18,936,135                     68.8%
   Lagasca 88
   Madrid, Spain 28001
--------------------------------------------------------------------------------------------------------------
   Gregory N. Roberts (5)                                       632,679                       2.3%
   775 Passaic Avenue
   West Caldwell, New Jersey 07006
--------------------------------------------------------------------------------------------------------------
   Scott S. Rosenblum (6)                                       87,125                         *
   919 Third Avenue
   New York, New York 10022
--------------------------------------------------------------------------------------------------------------
   Anthony Bongiovanni (7)                                      60,625                         *
   104 Broadway
   Denville, New Jersey 07834
--------------------------------------------------------------------------------------------------------------
   Esteban Perez (8)                                            89,375                         *
   Castellana, 50
   28046 Madrid
--------------------------------------------------------------------------------------------------------------
   Larry Crawford (9)                                           103,125                        *
   775 Passaic Avenue
   West Caldwell, New Jersey 07006
--------------------------------------------------------------------------------------------------------------
   Mark B. Segall (10)                                          46,875                         *
   251 West 89th Street
   New York, New York 10004
--------------------------------------------------------------------------------------------------------------
   James M. Davin (11)                                          45,625                         *
   1120 Park Avenue
   New York, NY 10128
--------------------------------------------------------------------------------------------------------------
   Jose Miguel Herrero (12)                                     40,625                         *
   775 Passaic Avenue
   West Caldwell, New Jersey 07006
--------------------------------------------------------------------------------------------------------------
   Emilio Ballester (13)                                        22,825                         *
   Lagasca 88
   Madrid, Spain 28001
--------------------------------------------------------------------------------------------------------------
   Ramon Egurbide (14)                                          70,625                         *
   Castellana, 50
   28046 Madrid
--------------------------------------------------------------------------------------------------------------
   All Executive Officers and Directors, as a group           22,171,264                     78.1%
--------------------------------------------------------------------------------------------------------------

*  Less than 1%

      (1) Except as otherwise indicated below, each named person has voting and investment power with respect to the securities owned by them.

      (2) Based on 27,360,645 shares outstanding at October 8, 2004, calculated in accordance with Rule 13d-3(d)(1)(I) under the Exchange Act.

      (3) Includes 2,018,750 shares of common stock and options exercisable within 60 days of October 24, 2004 to purchase 16,875 shares of common stock granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 119,375 shares granted pursuant to the 1997 Plan.

      (4) Mr. de Figueiredo is an immediate family member of a 50% shareholder of Afinsa. Afinsa owns 100% of the outstanding stock of Auctentia. Includes 18,908,010 shares beneficially owned by Afinsa, both directly and through Auctentia. Also includes 11,250 shares of common stock and options exercisable within 60 days of October 24, 2004 to purchase 16,875 shares granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 16,875 shares granted pursuant to the 1997 Plan.

      (5) Includes 298,304 shares of common stock. Also includes options exercisable within 60 days of October 24, 2004 to purchase 334,375 shares granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 185,625 shares granted pursuant to the 1997 Plan.

      (6) Includes 4,000 shares of common stock and options exercisable within 60 days of October 24, 2004 to purchase 83,125 shares of common stock. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 36,875 shares granted pursuant to the 1997 Plan.

      (7) Includes options exercisable within 60 days of October 24, 2004 to purchase 60,625 shares of common stock. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 29,375 shares granted pursuant to the 1997 Plan.

      (8) Includes 2,500 shares of common stock and options exercisable within 60 days of October 24, 2004 to purchase 86,875 shares of common stock granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004, to purchase 40,625 shares of common stock granted to Mr. Perez pursuant to the 1997 Plan. Mr. Perez is Chairman of the Board of Directors of Auctentia and GMAI and is Chief Corporate Strategy Officer for GMAI. Auctentia is wholly owned by Afinsa. The shares of common stock beneficially owned by Auctentia are included in the figures set forth for Mr. de Figueiredo, above.

      (9) Includes 25,000 shares of common stock and options exercisable within 60 days of October 24, 2004, to purchase 78,125 shares of common stock granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 31,875 shares of common stock granted pursuant to the 1997 Plan.

      (10) Includes options exercisable within 60 days of October 24, 2004, to purchase 46,875 shares of common stock granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 33,125 shares of common stock granted pursuant to the 1997 Plan.

      (11) Includes options exercisable within 60 days of October 24, 2004, to purchase 45,625 shares of common stock granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 35,625 shares of common stock granted pursuant to the 1997 Plan.

      (12) Includes options exercisable within 60 days of October 24, 2004, to purchase 40,625 shares of common stock granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 24,375 shares of common stock granted pursuant to the 1997 Plan.

      (13) Includes 5,950 shares of common stock and options exercisable within 60 days of October 24, 2004, to purchase 16,875 shares of common stock granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 5,625 shares of common stock granted pursuant to the 1997 Plan.

      (14) Includes options exercisable within 60 days of October 24, 2004, to purchase 70,625 shares of common stock granted pursuant to the 1997 Plan. Does not include options not exercisable within 60 days of October 24, 2004 to purchase 34,375 shares of common stock granted pursuant to the 1997 Plan.

                             AUDIT COMMITTEE REPORT

      The Audit Committee of the Board of Directors assists the Board in fulfilling its responsibility for oversight of the integrity of the Company's financial statements; the independence, qualifications and performance of the Company's independent auditors; the Company's compliance with legal and regulatory requirements; the performance of the Company's internal audit function and internal audit firm and the oversight of the Company's system of disclosure controls and system of internal controls regarding finance, accounting, legal compliance, and ethics that management and the Board have established.

      The Committee is directly responsible for the appointment, compensation, retention, termination and oversight of the work of the independent auditors and any other accounting firm engaged for the purpose of preparing an audit report or performing other audit, review or attest services for the Company (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work.

      The Committee operates under a written charter adopted by the Board of Directors (the "Charter"). The Committee reviews and reassesses the Charter annually, and recommends any proposed changes to the full Board for approval.

      Management is primarily responsible for the Company's financial reporting process, including maintaining the system of internal controls, and the preparation of the Company's consolidated financial statements in accordance with generally accepted accounting principles, as well as the objectivity and integrity of such statements. The Company's independent auditors are responsible for auditing those financial statements, expressing an opinion based on their audit as to whether, in all material respects, the statements are presented in conformity with generally accepted accounting principles, testing the effectiveness of the Company's internal controls and discussing with the Committee any issues the auditors believe should be raised with the Committee. The Committee actively monitors and reviews these processes and financial statements. In carrying out its duties, the Committee relies in part on the information provided to it, and on the representations made to it, by management and the independent auditors, as well as by the Company's internal auditors and outside advisors.

      The Committee met with Amper, Politziner & Mattia, P.C., the Company's independent auditors, with and without management present, to review and discuss the overall scope and plans for the audit of the Company's consolidated financial statements for the fiscal year ended June 30, 2004 and the results of such audit, including the independent auditors' evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. Management represented to the Committee that the Company's financial statements were prepared in accordance with generally accepted accounting principles. The Committee reviewed and discussed the Company's auditing and accounting principles and procedures and the Company's financial statements presentation with management and the independent auditors, including a review of any significant financial reporting issues and the selection, application and disclosure of the Company's accounting policies, including policies for which management is required to exercise discretion or judgment regarding implementation. These discussions included consideration of the quality, not just the acceptability, of the accounting principles utilized, the reasonableness of significant accounting judgments and the clarity of disclosure in the Company's financial statements. The Committee also discussed with management and the independent auditors the process used to support the certifications of the Company's and Chief Executive Officer and Chief Financial Officer required under the rules of the

Securities and Exchange Commission and the Sarbanes-Oxley Act of 2002 to accompany the Company's periodic filings with the Securities and Exchange Commission. The Committee also reviewed and discussed such other matters as it deemed appropriate, including other provisions of the Sarbanes-Oxley Act of 2002 and matters adopted or proposed to be adopted by the Securities and Exchange Commission and Nasdaq.

      The Committee also discussed and reviewed with the independent auditors all communications required under generally accepted accounting principles, including the matters required to be discussed by the independent auditors with the Committee under Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

      In addition, the Company's independent auditors provided to the Committee a formal written statement describing all relationships between the independent auditors and the Company that might bear on the auditors' independence as required by Independence Standards Board Standard No. 1, as amended (Independence Discussions with Audit Committees). The Committee reviewed and discussed with the independent auditors any matters that may impact the independent auditors' objectivity and independence from the Company and management, including the auditors' provision of non-audit services to the Company. Nothing came to the Committee's attention as a result of its review of the auditors' statement or its discussions with the independent auditors that would indicate that the independent auditors lacked such objectivity or independence.

      Based upon the Committee's receipt and review of the various materials and assurances described above and its discussions with management and the independent auditors, the Committee recommended to the Board of Directors that the Company's audited consolidated financial statements for the fiscal year ended June 30, 2004 be included in the Company's Annual Report on Form 10-K for such fiscal year to be filed with the Securities and Exchange Commission. The Board ratified such recommendation.

      James M. Davin (chair)
      Jose Miguel Herrero
      Scott S.Rosenblum (resigned effective October 31, 2004)
      Mark B. Segall

      Notwithstanding anything to the contrary set forth in any of the Company's filings under the Securities Act of 1933 or the Securities Exchange Act of 1934, the above Report of the Audit Committee shall not be incorporated by reference into any such filings and shall not otherwise be deemed filed under such acts.


Fees Paid to Amper Politziner & Mattia P.C.

      The following table shows the fees paid or accrued by the Company for the audit and other services provided by APM for the most recent two fiscal years.


Type of Service                           2004        2003
                                          ----        ----
  Audit Fees (1)                    $  229,000   $ 104,000
  Audit-Related Fees (2)               355,000     281,000

  Tax Fees (3)                          70,000      60,000
  All Other Fees (4)                    16,000       8,000
                                  ------------------------
                                    $  670,000   $ 453,000

      (1) Comprised of the audit of the Company's annual financial statements and reviews of the Company's quarterly financial statements.

      (2) Comprised of services rendered in connection with the company's acquisition and consultations regarding financial accounting and reporting.

      (3) Comprised of services for tax compliance, tax return preparation, tax advice, and tax planning.

      (4)   Fees related to other filings with the SEC, including consents.


      In accordance with the Sarbanes-Oxley Act of 2002, the Audit Committee established policies and procedures under which all audit and non-audit services performed by the Company's principal accountants must be approved in advance by the Audit Committee. As provided in the Sarbanes-Oxley Act, all audit and non-audit services to be provided after May 6, 2003 must be pre-approved by the Audit Committee in accordance with these policies and procedures. Based in part on consideration of the non-audit services provided by APM during fiscal year 2003, the Audit Committee determined that such non-audit services were compatible with maintaining the independence of APM.


PROPOSAL 2 - RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      The Audit Committee of the Board of Directors has appointed Amper, Politziner & Mattia P.C. ("APM") as the independent registered public accounting firm to examine the Company's consolidated financial statements for the fiscal year ending June 30, 2005 and to render other professional services as required. APM also served as the Company's independent registered public accountant for the years ended June 30, 2004, 2003 and 2002.

      One or more representatives of APM are expected to be present at the Annual Meeting and will have the opportunity to make a statement, if they so desire, and to respond to appropriate questions from stockholders.

      Shareholder ratification of the selection of APM as the Company's independent registered public accounting firm is not required by the Company's Bylaws or otherwise. However, the Audit Committee of the Board is submitting the selection of APM to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will consider whether to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

      This proposal requires the affirmative vote of a majority of the shares of common stock present at the annual meeting (or represented by proxy) and entitled to vote thereon.

SHAREHOLDER PROPOSALS

      Shareholder proposals intended to be considered as of the next annual meeting of stockholders must be received by GMAI, addressed to the attention of GMAI's corporate secretary, at its offices at 775 Passaic Avenue, West Caldwell, New Jersey 07006, no later than 120 days prior to the first anniversary of the date of this proxy statement, in order to be included in GMAI's proxy statement relating to that meeting.


OTHER BUSINESS

      The board of directors is not aware of any other matter that is to be presented to stockholders for formal action at the annual meeting. If, however, any other matter properly comes before the meeting or any adjournment or postponement thereof, it is the intention of the persons named in the enclosed form of proxy card to vote proxies in accordance with their judgment on such matters.


OTHER INFORMATION

      Although it has entered into no formal agreements to do so, GMAI will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy-soliciting materials to their principals. The cost of soliciting proxies on behalf of the board of directors will be borne by GMAI. Proxies will be solicited principally through the mail but, if deemed desirable, may also be solicited personally or by telephone, telegraph, facsimile transmission, or special letter by directors, officers and regular employees of GMAI without additional compensation.

      It is important that your stock be represented at the annual meeting whether or not you expect to attend. The board of directors urges you to complete, date, sign, and return the enclosed proxy card in the enclosed postage-paid reply envelope. Your cooperation as a shareholder, regardless of the number of shares of stock you own, will reduce the expenses incident to a follow-up solicitation of proxies.

      If you have any questions about voting your shares, please telephone GMAI at (973) 882-0004.

                                          Sincerely,


                                          MARTHA HUSICK
                                          Secretary

West Caldwell, New Jersey
October 25, 2004

                                   PROXY CARD

                           GREG MANNING AUCTIONS, INC.

                         ANNUAL meeting of STOCKholders



                      THIS PROXY IS SOLICITED ON BEHALF OF

                             THE BOARD OF DIRECTORS

      The undersigned stockholder of Greg Manning Auctions, Inc. ("GMAI") hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders and the related proxy statement, and appoints Greg Manning and Larry Crawford, and each of them, as proxies of the undersigned, with full power of substitution to vote all shares of GMAI's common stock that the undersigned is entitled to vote at the annual meeting of stockholders to be held the Prime Hotel and Suites, 690 Route 46 East Fairfield, New Jersey 07004, on Wednesday, December 15, 2004, at 10:00 AM Eastern Standard Time, and at any adjournments thereof. The shares represented by the proxy may only be voted in the manner specified below.

1. To elect three directors to serve for terms of three years and until their respective successors have been duly elected and qualified.


            FOR To WITHHOLD authority to vote for any nominees, enter their name or names below:

Greg Manning            |_|   _____________________________________________

James M. Davin          |_|   _____________________________________________

Carlos de Figueiredo    |_|   _____________________________________________

2. To ratify the appointment of Amper, Politziner & Mattia P.C. as GMAI's independent public accountants for the fiscal year ending June 30, 2005.

            FOR |_|           AGAINST |_|       ABSTAIN |_|

3. To conduct such other matters incident to the conduct of the meeting, including any adjournment or adjournments thereof.

            FOR |_|           AGAINST |_|       ABSTAIN |_|

      The board of directors recommends you vote "FOR" the above proposals.

      This proxy when properly executed will be voted in the manner directed above. In the absence of direction for the above proposal, this proxy will be voted "FOR" that proposal.

                         (Continued on the other side.)

   PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

      Please print the shareholder name exactly as it appears on this proxy. If the shares are registered in more than one name, the signature of each person in whose name the shares are registered is required. A corporation should sign in its full corporate name, with a duly authorized officer signing on behalf of the corporation and stating his or her title. Trustees, guardians, executors, and administrators should sign in their official capacity, giving their full title as such. A partnership should sign in its partnership name, with an authorized person signing on behalf of the partnership.

                                    Dated: ____________, 2004


                                    __________________________________________
                                    (Print Name)


                                    __________________________________________
                                    (Authorized Signature)


      I plan to attend the annual meeting in person:

                        |_|   Yes

                        |_|   No

Exhibit A


                           GREG MANNING AUCTIONS, INC.


                  Amended and Restated Audit Committee Charter
            (as approved by the Board of Directors on July 31, 2003)

      This Audit Committee Charter ("Charter") has been adopted by the Board of Directors (the "Board") of Greg Manning Auctions, Inc. (the "Company"). The Audit Committee of the Board (the "Committee") shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

Membership; Organization

      The membership of the Committee shall consist of three or more directors as determined by the Board, each of whom shall be free of any relationship that, in the opinion of the Board, may interfere with such member's individual exercise of independent judgment. Each Committee member shall also meet the independence requirements for serving on audit committees as set forth in the listing standards of the Nasdaq National Market (the "Nasdaq"). In addition, each Committee member shall meet the requirements for "financial literacy" and at least one member shall have "accounting or related financial management expertise", as such terms are defined in the applicable listing standards of the Nasdaq.

      Members of the Committee shall be appointed by the Board. The Board may remove members of the Committee with or without cause at any time. Unless a chairman of the Committee is appointed by the Board, the members of the Committee shall elect a chairman of the Committee by majority vote of the full Committee membership. The chairman shall be responsible for leadership of the Committee, including scheduling and presiding over meetings, preparing agendas, making regular reports to the Board, and maintaining regular liaison with the Chief Executive Officer, Chief Financial Officer, the lead independent audit partner, and the director of internal audit.

      The Committee shall meet at least four times annually or more frequently as circumstances dictate. A majority of the members shall constitute a quorum. If a quorum is present, a majority of the members present shall decide any question brought before the Committee. The chairman of the Committee may call a meeting of the Committee upon due notice to each other member at least twenty-four hours prior to the meeting and any member of the Committee may do so upon due notice at least forty-eight hours prior to the meeting.

      The Committee shall maintain free and open communication (including private executive sessions at least annually) with the independent auditors, the internal auditors, and Company management. In discharging its oversight role, the Committee shall have full access to all Company books, records, facilities, personnel, and outside professionals. The Committee may retain such independent counsel and other advisors as it determines are necessary to carry out its duties. The Company shall provide such funding as the Committee determines is appropriate in connection with the retention of such advisors and the compensation of any independent auditor for audit, review or attest services, as well as for the ordinary administrative expenses of the Committee in carrying out its duties. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information, (ii) the accuracy of the financial and other information provided by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board), and (iii) representations made by management as to all audit and non-audit services provided by the auditors to the Company.

Responsibilities

      The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of any independent auditor engaged (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. Each such firm shall report directly to the Committee. The Committee shall also be responsible for overseeing the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company.

      The Committee and the Board recognize that management (including the internal audit staff) and the independent auditors have more resources and time and more detailed knowledge and information regarding the Company's accounting, financial and auditing practices than do Committee members. The Committee's job is one of oversight. Management is responsible for the preparation, presentation, and integrity of the Company's financial statements. Management and the internal auditing department are responsible for maintaining appropriate accounting and financial reporting principles and practices and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the annual financial statements, reviewing the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.

      Although the Board and the Committee may wish to consider other duties from time to time, the general recurring activities of the Committee in carrying out its oversight role are described below. The Committee shall be responsible for:

            o Retaining the independent auditors to audit the annual financial statements of the Company (subject to shareholder ratification, if applicable) and review the quarterly financial statements of the Company. Although the Committee has the sole authority to appoint the independent auditor, the Committee will continue the longstanding practice of recommending that the Board ask the Company's stockholders at their annual meeting to approve the Committee's selection of independent auditor.

            o Evaluating the performance of the independent auditors, determining the compensation of the independent auditors and, where appropriate, recommending the replacement of such auditors.

            o Either (i) approving, in advance, the engagement of the independent auditors to perform any audit or permissible non-audit service or
(ii) establishing pre-approval policies and procedures for such services in accordance with Rule 2-01(c)(7) of Regulation S-X. The Committee shall not approve the engagement of the independent auditors to render any of the non-audit services which are prohibited by Rule 2-01(c)(4) of Regulation S-X.

            o Annually obtaining from the independent auditors a formal written statement describing all relationships between the auditors and the Company, addressing the matters set forth in Independence Standards Board Standard No. 1. The Committee shall actively engage in a dialogue with the independent auditors with respect to any disclosed relationships that may impact the objectivity and independence of the auditors and shall consider whether the independent auditors' provision of permissible non-audit services to the Company, if any, is compatible with the auditors' independence. The Committee shall take appropriate actions to satisfy itself as to the auditors' independence.

            o Reviewing the audited financial statements and discussing them with management and the independent auditors. These discussions shall include the matters required to be discussed under Statement of Auditing Standards No. 61, as modified or supplemented, and consideration of the quality of the Company's accounting principles as applied in its financial reporting. Such discussions may include a review of particularly sensitive accounting estimates, reserves and accruals, review of judgmental areas, review of audit adjustments, review of risk exposures that may have a material impact on the Company's financial statements and the steps management has taken to monitor and control such exposures, and other such inquiries as the Committee or the independent auditors shall deem appropriate. Based on its review, the Committee shall make its recommendation to the Board as to the inclusion of the Company's audited financial statements in the Company's Annual Report on Form 10-K (or the Annual Report to Stockholders, if distributed prior to the filing of the Form 10-K).

            o Obtaining from the independent auditors timely (in accordance with Rule 2-07 of Regulation S-X) reports regarding critical accounting policies and procedures to be used in an audit, all alternative treatments within GAAP for policies and practices related to material items that have been discussed with management (including the ramifications of the use of the alternative disclosures and treatments and the treatment preferred by the independent auditors), and other material written communications between the independent auditors and management (such as any management letters provided by the auditors and any Company response to such letters and any schedules of unadjusted differences).

            o Preparing annually a report to be included in the Company's proxy statement as required by the rules of the Securities and Exchange Commission, and submitting such report to the Board for approval.

            o Overseeing the relationship with the independent auditors, including discussing with the auditors the planning and staffing of the audit and the nature and rigor of the audit process, receiving and reviewing audit reports, reviewing with the auditors any problems or difficulties the auditors may have encountered in carrying out their responsibilities, and providing the auditors full access to the Committee and the Board to report on all appropriate matters.

            o Providing oversight of the Company's auditing, accounting and financial reporting principles, policies, controls, procedures and practices, and reviewing significant changes to the foregoing as suggested by the independent auditors, internal auditors or management.

            o Reviewing with management and the independent auditors the interim financial information prior to the Company's filing of each Form 10-Q; this review shall be done by the Committee as a whole or through the Committee chairman.

            o Annually obtaining from the independent auditors a formal written statement of the fees billed for audit services, audit-related services, tax services and all other services rendered by the independent auditors for the most recent fiscal year, as well as the nature of the services comprising the fees disclosed under each category other than audit fees, the percentage of hours expended on the audit engagement that were attributed to persons other than the auditors' full-time, permanent employees (if greater than 50%) and the percentage of services under each category (other than audit fees) that were approved by the Committee after the provision of services under the "de minimis" safe harbor of Rule 2-01(c)(7) of Regulation S-X.

            o Reviewing and approving all "related party" transactions which would be required to be disclosed under Item 404 of Regulation S-K.

            o Discussing with management, the internal auditors and the independent auditors the quality and adequacy of the Company's internal audit controls and procedures and the internal audit function's organization, responsibilities, plans, results, budget and staffing, as well as providing oversight to internal audit activities, including review of significant reports prepared by the internal auditors, and management's response.

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

            o Reviewing any disagreements between management and the independent auditor in connection with the preparation of the financial statements. The Committee shall resolve any disagreements between management and the independent auditor regarding financial reporting. The Committee shall review any significant difficulties reported by the independent auditor in conducting the audit, including any restrictions on the scope of work or access to required information.

            o Discussing with management and/or the Company's general counsel any legal matters (including the status of pending litigation) that may have a material impact on the Company's financial statements, and any material reports or inquiries from regulatory or governmental agencies.

            o Evaluating the rotation of the independent auditor as well as the rotation of the lead audit and reviewing partners at the independent auditor. The Committee shall confirm, in consultation with the independent auditor, that the lead audit and reviewing partners assigned by the independent auditor have been rotated in compliance with Rule 2-01(c)(6) of Regulation S-X.

            o Establishing and maintaining procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting or auditing matters.

            o Establishing and maintaining procedures for the confidential, anonymous submission by Company employees regarding questionable accounting or auditing matters.

            o Reviewing and investigating any matters pertaining to the integrity of management, including conflicts of interests or adherence to standards of business conduct as required in the Company's policies, including the Company's Code of Ethics for the Chief Executive Officer and senior financial officers and any other code of business conduct that may be in effect from time to time. The Committee shall review and assess the adequacy of all such codes from time to time.

            o Reviewing and recommending appropriate insurance coverage for directors and officers.

            o Reporting its activities to the full Board and making such recommendations with respect to the above and any other matters as the Committee may deem necessary or appropriate.




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

Exhibit B

                          Nominating Committee Charter


Process for Identifying Candidates for Director
-----------------------------------------------

1. The Committee shall formulate a process to identify candidates to be recommended to the Board for nomination as directors.

2.    This process shall at a minimum-

      o reflect the minimum qualifications that in the view of the Committee are required for membership on the Board;

      o reflect any additional qualifications that in the view of the Committee are required of one or more members of the Board;

      o provide for the consideration of the qualifications, performance and contributions of incumbent Board members who consent to re-election;

      o provide for the identification and evaluation of potential nominees for positions for which the Committee does not select qualified incumbents for re-election; and

      o     provide for appropriate documentation of the nominations process.

3. The Company is of the view that the continuing service of qualified incumbents promotes stability and continuity in the board room, giving the Company the benefit of the familiarity and insight into the Company's affairs that its directors have accumulated during their tenure, while contributing to the Board's ability to work as a collective body. Accordingly, the process of the Committee for identifying nominees shall reflect the Company's practice of re-nominating incumbent directors who continue to satisfy the Committee's criteria for membership on the Board, whom the Committee believes will continue to make important contributions to the Board and who consent to continue their service on the Board.

Policy and Procedures Regarding Nominating Recommendations of Security Holders
------------------------------------------------------------------------------

1. The Committee shall formulate and recommend for adoption to the full Board a policy regarding consideration of nominees for election to the board of directors who are recommended by security holders of the Company.

2. The policy shall state at a minimum that the Committee will consider candidates nominated by shareholders of the Company.

3. The policy shall contain any other elements that the Committee deems appropriate. These elements may include requirements relating to share ownership of recommending security holders; qualifications of recommended candidates; and compliance with procedures for submission of recommendations.

4. The Committee shall adopt procedures for the submission of shareholder nominating recommendations to the Committee, consistent with the policy adopted by the Board. These procedures shall at a minimum include requirements and specifications relating to-

      o     the timing for submission of recommendations;


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

      o     the manner of submission of recommendations;

      o information required to be provided concerning the recommending shareholder;

      o     information required to be provided concerning the proposed nominee;

      o the consent of the proposed nominee to be contacted and interviewed by the Committee; and

      o the consent of the proposed nominee to serve if nominated and elected.


Procedures for Security Holder Communications with the Board
------------------------------------------------------------

1. It is the policy of the Company to facilitate security holder communications to the Board.

2. The Committee shall formulate procedures for security holders to send communications to the Board. These procedures shall at a minimum include requirements and specifications relating to-

      o     the manner in which communications may be sent to the directors;

      o any information required to be provided concerning the communicating security holder or other party;

      o     the process for collecting and organizing communications; and

      o the manner and timing of delivery of communications to the directors.

Policy on Director Attendance at Annual Meetings
------------------------------------------------

1. The Committee shall formulate and recommend to the Board for adoption a policy regarding attendance of directors at annual meetings of the Company' shareholders.

2. The policy may provide for attendance of directors by appropriate means of electronic conferencing.



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